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                                                                   EXHIBIT 10.21

                              THE DTM CORPORATION
                            1998 STOCK OPTION PLAN
                 (Amended and Restated Effective May 13, 1998)
               (Subject to Shareholder Approval on May 13, 1998)


     1.  PURPOSE.  The purpose of the Plan is to promote the interests of the
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shareholders by providing stock-based incentives to employees of the Company to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of the Company. In furtherance of this objective, stock options, stock appreciation rights, performance shares, restricted shares, common stock, and/or other incentive awards may be granted in accordance with the provisions of this Plan to some or all employees.

     2.  ADMINISTRATION.  The Board of Directors of the Company (the "BOARD")
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shall have authority to administer the Plan with respect to Participants who are subject to Section 16 of the Securities Exchange Act of 1934 ("SECTION 16 INSIDERS") but may delegate such authority to the Compensation Committee (the "COMMITTEE") of the Board. The Committee shall administer the Plan with respect to all other Participants. The Committee shall consist of at least three members who shall not be eligible to participate in the Plan.

         The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under the Plan with respect to not more than ten percent of the shares authorized under the Plan, pursuant to such conditions and limitations as the Committee may establish. However, only the Board or the Committee may make awards to Section 16 Insiders.

         For purposes of the Plan, the PLAN ADMINISTRATOR shall mean the particular entity, whether the Board, the Committee or the Chief Executive Officer or other officer which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction. All decisions, action or interpretations of the Plan Administrator shall be final, conclusive and binding on all parties.

     3.  SHARES AVAILABLE FOR THE PLAN.  An aggregate of 300,000 shares of
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common stock of the Company shall be available for delivery pursuant to the provisions of the Plan. Such shares may be either authorized but unissued shares or treasury shares. Any shares awarded under the Plan which are not issued or otherwise are returned to the Company, whether because awards have been forfeited, lapsed, expired, been canceled shall again be available for other awards under the Plan. However, upon surrender of a stock option or exercise of any related stock appreciation right, or in the event that shares are withheld to satisfy tax withholding obligations, the number of shares subject to the surrendered option or withheld shall be charged against the maximum number of shares issuable under the Plan and shall not be available for future awards.

     4.  LIMITATION ON AWARDS.  No individual employee may receive awards under
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this Plan with respect to more than 50,000 shares in any calendar year.
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     5.  TERM.  No awards may be made under this Plan after May 13, 2003.
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     6.  ELIGIBILITY.  Awards under the Plan may be made to any full-time
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employee of the Company or any Subsidiary corporation.  Directors who are not full-time employees are not eligible to participate.

     7.  STOCK OPTIONS. The Plan Administrator may in its discretion from time
         -------------
to time grant to eligible employees options to purchase, at a price not less than 100% of the fair market value on the date of grant (the "option price"), common stock of the Company, subject to the conditions set forth in this Plan. The Plan Administrator may not reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization, nor may the Plan Administrator agree to exchange a new lower priced option for an outstanding higher priced option.

         The Plan Administrator, at the time of granting to any employee an option to purchase shares or any related stock appreciation right or limited stock appreciation right under the Plan, shall fix the terms and conditions upon which such option or appreciation right may be exercised (including a schedule for vesting, the granting of rights to exercise after termination of Service in addition to those specified herein, and any other terms and conditions deemed appropriate by the Plan Administrator and not inconsistent with this Plan) and may designate options incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options and related appreciation rights shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) in the case of options designated as incentive stock options (as defined in Section 422 of the Internal Revenue Code), the aggregate fair market value of stock optioned to an employee (determined at time of grant) under this plan or any other plan of this Company and its subsidiaries with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year shall be limited to $100,000 (unless such Section 422 limit is revised, then in conformance with such revision) and (iii) in case of any other statutory stock option permitted under the Internal Revenue Code, then in accordance with such provisions as in effect from time to time.

         Within the foregoing limitations, the Plan Administrator shall have the authority in its discretion to specify all other terms and conditions, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering common stock of the Company owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Plan Administrator may, in its discretion, issue rules or conditions with respect to utilization of common stock for all or part of the option price, including limitations on the pyramiding of shares.

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    8.  STOCK APPRECIATION RIGHTS. The Plan Administrator may, in its
        -------------------------
discretion, grant stock appreciation rights and limited stock appreciation rights (as hereinafter described) in connection with any stock option, either at the time of grant of such stock option or any time thereafter during the term of such stock option. Except for the terms of this Plan with respect to limited stock appreciation rights, each stock appreciation right shall be subject to the same terms and conditions as the related stock option and shall be exercisable at such times and to such extent as the Plan Administrator shall determine, but only so long as the related option is exercisable. The number of stock appreciation rights or limited stock appreciation rights shall be reduced not only by the number of appreciation rights exercised but also by the number of shares purchased upon the exercise of a related option. A related stock option shall cease to be exercisable to the extent the stock appreciation rights or limited stock appreciation rights are exercised. Upon surrender to the Company of the unexercised related stock option, or any portion thereof, a stock appreciation right shall entitle the optionee to receive from the Company in exchange therefor (a) a payment in stock as determined below, or (b) to the extent determined by the Plan Administrator, the cash equivalent of the fair market value of such payment in stock on the exercise date had the employee been awarded a payment in stock instead of cash, or any combination of stock and cash. The number of shares which shall be issued pursuant to the exercise of stock appreciation rights shall be determined by dividing (1) the total number of stock appreciation rights being exercised multiplied by the amount by which the fair market value of a share of common stock of the Company on the exercise date exceeds the option price of the related option, by (2) the fair market value of a share of common stock of the Company on the exercise date. No fractional shares shall be issued.

         The grant of limited stock appreciation rights will permit a grantee to exercise such limited stock appreciation rights for cash during a sixty-day period commencing on the date on which any of the events described in the definition of Change of Control occurs. The amount of cash received upon the exercise of any limited stock appreciation rights shall equal the excess, if any, of the fair market value of a share of the Company's common stock on the date of exercise of the limited stock appreciation rights, over the option price of the stock option to which the limited stock appreciation rights relate.

     9.  PERFORMANCE SHARE AWARDS.  The Plan Administrator may make awards in
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common stock subject to conditions established by the Plan Administrator which may include attainment of specific performance objectives ("Performance Share Awards"). Performance Share Awards may include the awarding of additional shares upon attainment of the specified performance objectives.

     10. PERFORMANCE OBJECTIVES.  Performance objectives that may be used under
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the Plan include Net Income, Pretax Income, Consolidated Operating Income,
Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital and Earnings per Share of Common Stock of the Company (the "Performance Objectives"). The Performance Objectives shall be calculated without regard to any change in accounting standards adopted pursuant to the Financial Accounting Standards Board after the goal for a Performance Objective is adopted which will affect the performance measure by 10 percent or more.

     11. RESTRICTED SHARES.  The Plan Administrator may make awards in common
         -----------------
stock subject to conditions, if any, established by the Plan Administrator which may include continued

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service with the Company or its subsidiaries. Any award of Restricted Shares which is conditioned upon continued Service shall be conditioned upon continued Service for a minimum period of two years and ten months following the award, except in the case of death, disability or retirement. The maximum number of Restricted Shares that may be awarded under the plan shall be 50,000 shares.

     12. OTHER AWARDS.  The Plan Administrator may make awards authorized under
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this Plan in Units, the value of which is based, in whole or in part, on the value of the Company's common stock, in lieu of making such awards in common stock. The Plan Administrator may provide for the deferral of cash-based awards under such terms and conditions as in its discretion it deems appropriate.

     13. FAIR MARKET VALUE.  For all purposes of this Plan, the fair market
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value of a share of stock shall be the mean of the high and low prices of the
Company's common stock on the relevant date as reported on the Nasdaq National Market System -- based on a generally recognized report or reporting service, or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

     14. TERMINATION OF SERVICE.  Upon the termination of Service of any
         ----------------------
employee for any reason, his or her options and any related appreciation rights shall terminate at that time with respect to all shares which were not then purchasable by him or her, provided, however, that if the termination of Service is by reason of death, disability or retirement the Plan Administrator may in its sole discretion provide that such options and related appreciation rights shall not terminate upon death, disability or retirement and may become immediately exercisable or continue to become exercisable in accordance with the terms of the original grant. Terms for exercise of options for shares that are purchasable by an employee upon termination of Service for reasons other than death, disability or retirement shall be specified by the Plan Administrator.

         For purposes of the Plan, SERVICE shall mean the performance of services for the Company (or any Parent or Subsidiary corporation) by a person in the capacity of an employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the award under the Plan.

         For purposes of the Plan, PARENT shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         For purposes of the Plan, SUBSIDIARY shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     15. ASSIGNABILITY.  Options and any related appreciation rights and other
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awards granted under this Plan shall not be transferable other than by will or the laws of descent and distribution or by such other means as the Plan Administrator may approve from time to time.

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     16. CORPORATE REORGANIZATION.  The number and kind of shares authorized for
         ------------------------
delivery under the Plan and the price at which shares may be purchased may be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the structure of the Company or the nature of the shares of the Company. The determination of what adjustments, if any, are appropriate shall be made in the discretion of the Plan Administrator.

     17. PLAN ADMINISTRATOR'S DETERMINATION.  The Plan Administrator's
         ----------------------------------
determinations under the Plan, within the scope of its administrative functions under the Plan, including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by it selectively among employees who receive, or are eligible to receive awards or grants under the Plan whether or not such employees are similarly situated.

     18. LEAVE OF ABSENCE.  The Plan Administrator shall be entitled to make
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such rules, regulations and determinations as it deems appropriate under the
Plan in respect of any leave of absence taken by an employee. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of Service within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any employee who takes such leave of absence.

     19. WITHHOLDING TAXES.  The Plan Administrator shall have the right to
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require any Federal, state or local withholding tax requirements to be satisfied by withholding shares of common stock or other amounts which would otherwise be payable under the Plan.

     20. RETENTION OF SHARES.  If shares of common stock are awarded subject to
         -------------------
attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees' names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards. In either event, each employee shall have the right to receive all dividends and other distributions made with respect to such awards registered in his or her name and shall have the right to vote or execute proxies with respect to such registered shares.

     21. FORFEITURE OF AWARDS.  Any awards or parts thereof made under this plan
         --------------------
which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of common stock issued shall revert to the Treasury of the Company.

     22. CONTINUED EMPLOYMENT OR SERVICE RIGHTS.  Nothing in the Plan or in any
         --------------------------------------
agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in Service of the Company or affect any right which the Company may have to terminate Service of such employee.

     23. CHANGE IN CONTROL.  For purposes of the Plan, a CHANGE IN CONTROL shall
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mean:
             (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

             (ii) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

             (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

             (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such

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

corporation and the combined voting power of the then outstanding voting securities of such corporation to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

     24. EFFECT OF CHANGE IN CONTROL.  In the event of any Change in Control in
         ---------------------------
connection with which outstanding options and any related appreciation rights are not continued pursuant to the following provisions, such options and related rights shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of the Company's common stock. Holders of options and any related appreciation rights shall be given reasonable advance notice of the effective date of the Change of Control and a reasonable opportunity to deliver notice of exercise in a timely manner.

         Outstanding options and any related appreciation rights may be continued and shall not so accelerate in connection with a Change in Control if and to the extent: (i) such options are to be assumed by the successor corporation (or parent thereof), to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or to otherwise continue in effect, in all material respects, pursuant to the provisions of the Change in Control, or (ii) such options are to be replaced with a cash or other equivalent incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the option shares for which the options are not otherwise at that time exercisable (the excess of the fair market value of those shares over the aggregate option exercise price payable for those shares) and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares. The determination of option comparability or equivalence under clause (i) and (ii) above shall be made by the Plan Administrator.

         Notwithstanding the foregoing, options shall not accelerate or be continued if such acceleration or continuation contravenes or conflicts with terms or conditions established for such options at the time of the option grant.

         Immediately following the consummation of the Change in Control, all outstanding options and related stock appreciation rights shall terminate and cease to be outstanding, except to the extent continued pursuant to the foregoing provisions or to the extent necessary to allow for the completion of exercise transactions for which notice of exercise was timely given in connection with the Change in Control.

         Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the employee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under

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

each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted securities under the Plan per calendar year, and (iv) the maximum number of Restricted Shares that may be awarded under the Plan.

         The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Plan in the event the employee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options or other awards are assumed or replaced or otherwise continued in effect and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

         For purposes of the Plan, INVOLUNTARY TERMINATION shall mean the termination of the Service of any employee which occurs by reason of:


               a. such employee's involuntary dismissal or discharge by the Company (or successor corporation) for reasons other than Misconduct, or


               b. an employee's voluntary resignation due to a change in employee's position with the Company (or Parent or Subsidiary employing such individual) or successor corporation which materially reduces the employee's duties and responsibilities or a reduction in the employee's level of cash compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%), in the aggregate, provided and only if such change or reduction is effected without the employee's consent.

               c. such other material change or changes in such employee's employment as are determined appropriate by the Plan Administrator at the time of the option grant.

         For purposes of the Plan, MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by an employee or other individual receiving an award under the Plan, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary) or successor corporation, or any other reckless conduct or knowing or intentional misconduct by such person that materially adversely affects (or that could be predicted to materially adversely affect in the future) the performance of the job functions of such person, in his or her position with the Company (or any Parent, Subsidiary or successor). The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) or successor corporation may consider as grounds for the dismissal or discharge of any employee or other person in the Service of the Company (or any Parent or Subsidiary) or successor corporation.

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

         The Plan Administrator may, either at the time of approving Performance Share Awards, awards of Restricted Shares or other awards under the Plan, or at any time such awards remain outstanding, apply the provisions described above with respect a Change In Control to such awards as it deems appropriate in its discretion.

     25. COMPLIANCE WITH LAWS AND REGULATIONS.  Notwithstanding any other
         ------------------------------------
provisions of the Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

     26. AMENDMENT.  The Board may alter or amend the Plan, in whole or in part,
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from time to time, or terminate the Plan at any time, provided however, that no amendment shall be made without the approval of the shareholders if required pursuant to applicable laws or regulations, and no such action shall adversely affect any rights or obligations with respect to awards previously made under the Plan, unless the holder of such awards consents in writing.

                                       9